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August 8, 2011
eResearchTechnology, Inc.
1818 Market Street
Philadelphia, PA 19103
RE:	eResearchTechnology, Inc.. — Registration Statement on Form S-8 Relating to the eResearchTechnology, Inc. Amended and Restated 2003 Equity Incentive Plan
Ladies and Gentlemen:
     We have acted as counsel to eResearchTechnology, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration by the Company of 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued under the eResearchTechnology, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended (the “2003 Plan”).
     For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:
     a. the 2003 Plan;
     b. the Certificate of Incorporation of the Company, as amended to date;
     c. the Amended and Restated Bylaws of the Company; and
     d. a certificate of the Secretary of the Company with respect to the 2003 Plan, the Certificate of Incorporation, the Amended and Restated Bylaws and resolutions adopted by the Board of Directors of the Company with respect to the Registration Statement.
     We have also examined such other certificates of public officials and such other records, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.
     In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of the documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified,

Duane Morris llp

30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

eResearchTechnology, Inc. August 8, 2011 Page 2
conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents, have not performed or had performed any independent research of public records and have assumed that the certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.
     Based upon the foregoing, we are of the opinion that the Shares to be originally issued by the Company under the 2003 Plan, when issued in accordance with the terms and conditions of the 2003 Plan, will result in the Shares being legally issued, fully paid and non-assessable.
     The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.
     The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.
     Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
     We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act.
Sincerely,
/s/ DUANE MORRIS LLP